Exhibit 10.1

FIRST AMENDMENT
TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 25, 2002, is by and among FISHER BROADCASTING COMPANY (the “Borrower”), certain Subsidiaries of the Borrower (the “Guarantors”), the Lenders that agree to the terms hereof and WACHOVIA BANK, NATIONAL ASSOCIATION (successor to First Union National Bank) (“Wachovia”), in its capacity as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A.and THE BANK OF NEW YORK, as co-syndication agents for the Lenders hereunder (in such capacity, the “Co-Syndication Agents”), and NATIONAL CITY BANK, as documentation agent for the Lenders hereunder (in such capacity, the “Documentation Agent”). Capitalized terms used herein without definition shall have the meanings given to them in that certain Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent, Bank of America, N.A. and The Bank of New York, as Co-Syndication Agents, and National City Bank, as Documentation Agent, have entered into that certain Credit Agreement dated as of March 21, 2002 (as amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

WHEREAS, the Required Lenders have agreed to such amendments subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendment to Definition of “Applicable Percentage”. The pricing grid set forth in the definition of “Applicable Percentage” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Level	Leverage Ratio	Alternate Base Rate Margin for Revolving Loans and Tranche A Term Loans	LIBOR Rate Margin for Revolving Loans, Tranche A Term Loans and Letter of Credit Fee	Alternate Base Rate Margin for Tranche B Term Loans	LIBOR Rate Margin for Tranche B Term Loans	Commitment Fee

I	≥ 5.5 to 1.0	2.75%	4.00%	3.25%	4.50%	0.625%

II	≥ 5.0 to 1.0 but < 5.5 to 1.0	2.75%	4.00%	3.25%	4.50%	0.625%

III	≥ 4.5 to 1.0 but < 5.0 to 1.0	2.00%	3.25%	3.25%	4.50%	0.500%

IIII	≥ 4.0 to 1.0 but < 4.5 to 1.0	1.75%	3.00%	3.25%	4.50%	0.500%

V	≥ 3.5 to 1.0 but < 4.0 to 1.0	1.50%	2.75%	3.25%	4.50%	0.500%

VI	≥ 3.0 to 1.0 but < 3.5 to 1.0	1.25%	2.50%	3.25%	4.50%	0.375%

VII	≥ 2.5 to 1.0 but < 3.0 to 1.0	1.00%	2.25%	2.75%	4.00%	0.375%

VIII	< 2.5 to 1.0	0.75%	2.00%	2.75%	4.00%	0.375%

The Credit Parties and the Lenders acknowledge and agree that the foregoing modifications to the pricing grid will become effective on the date this Amendment is effective pursuant to the terms hereof and the amended interest rate levels set forth in such pricing grid shall apply to all Loans outstanding as of such date as well as any Loan made after such date.

1.2    Amendment to Asset Disposition Mandatory Prepayment.    Section 2.8(b)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

2.8    Prepayments.

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(b)    Mandatory Prepayments.

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(iii)    Asset Dispositions.    Promptly following any Asset Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (vii) below); provided, however, that the Net Cash Proceeds from an Asset Disposition (other than an Asset Disposition made pursuant to Section 6.5(a)(iv)) shall not be required to be so applied if (A) such Asset Disposition occurs on or after January 1, 2003 and (B) the Borrower delivers to the Administrative Agent a certificate stating that a Credit Party intends to use such Net Cash Proceeds to acquire fixed or capital assets in replacement of the disposed assets within 270 days of the receipt of such Net Cash Proceeds, it being expressly agreed that any Net Cash Proceeds not so reinvested shall be applied to repay the Loans immediately thereafter.

1.3    Amendment to Financial Covenants.    Sections 5.9(a), (b) and (d) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

5.9    Financial Covenants.

(a)    Leverage Ratio.    At all times, the Leverage Ratio during the following periods shall be less than or equal to the ratios corresponding to such periods:

Period	Maximum Ratio
Closing Date through September 29, 2002	5.75 to 1.0
September 30, 2002 through June 29, 2003	6.00 to 1.0
June 30, 2003 through September 29, 2003	5.00 to 1.0
September 30, 2003 through June 29, 2004	4.75 to 1.0
June 30, 2004 through September 29, 2004	4.50 to 1.0
September 30, 2004 through December 30, 2004	4.00 to 1.0
December 31, 2004 and thereafter	3.00 to 1.0

(b)    Interest Coverage Ratio.    At all times, the Interest Coverage Ratio during the following periods shall be greater than or equal to the ratios corresponding to such periods:

Period	Minimum Ratio
Closing Date through September 29, 2002	2.25 to 1.0
September 30, 2002 through March 30, 2004	1.75 to 1.0
March 31, 2004 through June 29, 2004	2.00 to 1.0
June 30, 2004 through September 29, 2004	2.25 to 1.0
September 30, 2004 through December 30, 2004	2.75 to 1.0
December 31, 2004 and thereafter	3.00 to 1.0

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(d)    Consolidated Capital Expenditures.    Consolidated Capital Expenditures made in cash by the Credit Parties shall not exceed (i) $5,500,000 in fiscal year 2002 and (ii) $5,000,000 in any fiscal year thereafter.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1    Closing Conditions.

This Amendment shall become effective as of the date first above written upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment.    Receipt by the Administrative Agent of a copy of this Amendment duly executed by each of the Credit Parties and the Required Lenders.

(b)    Resolutions.    Receipt by the Administrative Agent of copies of resolutions of the Board of Directors of each of the Credit Parties approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the date hereof.

(c)    Incumbency Certificate.    Receipt by the Administrative Agent of an incumbency certificate with respect to each of the Credit Parties.

(d)    Legal Opinion.    Receipt by the Administrative Agent of an opinion from counsel to the Credit Parties relating to this Amendment and the transactions contemplated herein, in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the date hereof.

(e)    Fees.    (i) Receipt by the Administrative Agent, on behalf of each Lender that executes this Amendment by 5:00 p.m. (EST) on Friday, October 25, 2002, of an amendment fee equal 0.25% of such Lender’s aggregate Commitments; (ii) receipt by Wachovia of all fees due and payable pursuant to that certain fee letter, dated as of October 10, 2002, between the Borrower and Wachovia; and (iii) receipt by the Administrative Agent of all fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.

ARTICLE III
MISCELLANEOUS

3.1    Amended Terms.    The term “Credit Agreement” as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2    Representations and Warranties of Credit Parties.    Each of the Credit Parties represents and warrants as follows:

(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)    The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

3.3    Acknowledgment of Guarantors.    The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents.

3.4    Credit Document.    This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5    Entirety.    This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6    Counterparts; Telecopy.    This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

3.7    General Release.    In consideration of the Required Lenders entering into this Amendment, the Credit Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent’s and the Lenders’ respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under the Credit Agreement on or prior to the date hereof.

3.8    GOVERNING LAW.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.9    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.    The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the Borrower, the Guarantors and the Required Lenders have caused this Amendment to be duly executed on the date first above written.

BORROWER:	FISHER BROADCASTING COMPANY, a Washington corporation

	By:	/s/ David D. Hillard
Name: David D. Hillard Title: Assistant Secretary

GUARANTORS:	FISHER RADIO REGIONAL GROUP INC., a Washington corporation

	By:	/s/ David D. Hillard
Name: David D. Hillard Title: Assistant Secretary

FISHER BROADCASTING-PORTLAND RADIO, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-SEATTLE RADIO, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-PORTLAND TV, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-SEATTLE TV, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-S.E. IDAHO TV, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-IDAHO TV, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-GEORGIA TV, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-OREGON TV, L.L.C., a Delaware limited liability company

FISHER BROADCASTING-WASHINGTON TV, L.L.C., a Delaware limited liability company
	By:	Fisher Broadcasting Company, its sole member

	By:	/s/ David D. Hillard
Name: David D. Hillard Title: Assistant Secretary

ADMINISTRATIVE AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION as Administrative Agent and as a Lender

	By:	/s/ Lawrence P. Sullivan
Name: Lawrence P. Sullivan Title: Vice President

LENDERS:	BANK OF AMERICA, N.A. as a Co-Syndication Agent and as a Lender

	By:	/s/ Mark N. Crawford
Name: Mark N. Crawford Title: Senior Vice President

THE BANK OF NEW YORK

	By:	/s/ Stephen M. Nettler
Name: Stephen M. Nettler Title: Vice President

NATIONAL CITY BANK

	By:	/s/ Timothy J. Ambrose
Name: Timothy J. Ambrose Title: Vice President

WASHINGTON MUTUAL BANK

	By:	/s/ Vance Gledhill
Name: Vance Gledhill Title: Vice President

GENERAL ELECTRIC CAPITAL CORP

	By:	/s/ Susun Timmerman
Name: Susun Timmerman Title: Sr. Risk Manager

LANDMARK CDO LTD. LANDMARK II CDO LTD.

	By:	Aladdin Asset Management LLC as Manager

	By:	/s/ Gilles Marchand
Name: Gilles Marchand Title: Authorized Signatory

NEW ALLIANCE GLOBAL CDO, LIMITED

By:	Alliance Capital Management L.P., as Sub-advisor
By:	Alliance Capital Management Corporation as General Partner

By:	/s/ Robert Bayer
Name: Robert Bayer Title: Vice President

BANK OF MONTREAL

By:	/s/ S. Valia
Name: S. Valia Title: MD

BLACK DIAMOND CLO 2000-1 LTD.

By:	/s/ David Dyer
Name: David Dyer Title: Director

BLACK DIAMOND INTERNATIONAL FUNDING, LTD.

By:	/s/ David Dyer
Name: David Dyer Title:

TRS1 LLC

By:	/s/ Rosemary F. Dunne
Name: Rosemary F. Dunne Title: Attorney-in-Fact

STANWICH LOAN FUNDING LLC

By:	/s/ Diana L. Mushill
Name: Diana L. Mushill Title: Asst. Vice President

Sierra CLO I

By:	/s/ John M. Casparian
Name: John M. Casparian Title: Chief Operating Officer Centre Pacific, Manager

BRYN MAWR CLO, Ltd.

By:	Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ Dale Burrow
Name: Dale Burrow Title: Senior Vice President

OLYMPIC FUNDING TRUST, SERIES 1999-1

By:	/s/ Diana L. Mushill
Name: Diana L. Mushill Title: Authorized Agent

ROSEMONT CLO, Ltd.

By:	Deerfield Capital Management LLC as its Collateral Manager

By:	/s/ Dale Burrow
Name: Dale Burrow Title: Senior Vice President

APEX (IDM) CDO I, Ltd.

By:	David L. Babson & Company Inc. as Collateral Manager

By:	/s/ Adrienne Musgnug
Name: Adrienne Musgnug Title: Managing Director

FLAGSHIP CLO 2001-1

By:	/s/ Eric S. Meyer
Name: Eric S Meyer Title: Director

FLAGSHIP CLO II

By:	/s/ Eric S. Meyer
Name: Eric S. Meyer Title: Attorney-in-fact

PILGRIM CLO 1999-1 LTD

By:	ING Investments, LLC as its investment manager

By:	/s/ Jeffrey A. Bakalar
Name: Jeffrey A. Bakalar Title: Senior Vice President

ING SENIOR INCOME FUND

By:	ING Investments, LLC as its investment manager

By:	/s/ Jeffrey A. Bakalar
Name: Jeffrey A. Bakalar Title: Senior Vice President

ING PRIME RATE TRUST

By:	ING Investments, LLC as its investment manager

By:	/s/ Jeffrey A. Bakalar
Name: Jeffrey A. Bakalar Title: Senior Vice President

OCTAGON INVESTMENT PARTNERS III, LTD.

By:	Octagon Credit Investors, LLC as Portfolio Manager

By:	/s/ Andrew D. Gordon
Name: Andrew D. Gordon Title: Portfolio Manager

OCTAGON INVESTMENT PARTNERS IV, LTD.

By:	Octagon Credit Investors, LLC as Portfolio Manager

By:	/s/ Andrew D. Gordon
Name: Andrew D. Gordon Title: Portfolio Manager

HARBOUR VIEW CLO IV, LTD.

By:	/s/ Bill Campbell
Name: Bill Campbell Title: Manager

OPPENHEIMER SENIOR FLOATING RATE FUND

By:	/s/ Bill Campbell
Name: Bill Campbell Title: Manager